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                                                                    Exhibit 23.5

                        Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration
Statement (Form S-8) pertaining to the Security Capital Group Incorporated 1998 Long-Term Incentive Plan of our report dated February 3, 1997, with respect to the financial statements at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 of Security Capital Atlantic Incorporated, which is included in the Annual Report (Form 10-K) of Security Capital Group Incorporated for the year ended December 31, 1997 filed with the Securities and Exchange Commission.



                                                   Ernst & Young LLP

Dallas, Texas
August 10, 1998